SUBITEM 77E
 LEGAL PROCEEDINGS

Since October
2003 Federated
and related entities
collectively Federated
 and various Federated
funds Funds have
 been named as
defendants in
several class
action lawsuits
now pending in the
United States
District Court
for the District
of Maryland The
lawsuits were
purportedly filed
on behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual funds during
specified periods
 beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including
market timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury
 to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
 announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment adviser to
various Funds and Federated
Securities Corp an SECregistered broker
dealer and distributor for the
Funds violated provisions of the
Investment Advisers Act and
Investment Company Act by approving
but not disclosing three market
timing arrangements or the
associated conflict of interest
between FIMC
and the funds involved in the
arrangements either to other fund
shareholders or to the funds board and
that Federated Shareholder
Services Company formerly an
SECregistered transfer agent
failed to
prevent a customer and a
Federated employee from late
trading in violation of
provisions of the
Investment Company Act The
NYAG found that such conduct
violated provisions of New York
State
law Federated entered into
the settlements without admitting
or denying the regulators findings
As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional 72 million and
among
other things agreed that it
would not serve as investment
adviser to any registered
investment company
unless i at least 75 of the
funds directors are independent
of Federated ii the chairman of
each such
fund is independent of
Federated iii no action may
be taken by the funds board
 or any committee
thereof unless approved by a
majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints a
senior officer who reports to
the independent trustees and
is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the
process by which management
fees charged to a fund are
approved The settlements are
described in
Federateds announcement which
along with previous press
releases
 and related communications on
those matters is available in
the About Us section of Federateds
website at FederatedInvestorscom
Federated and various Funds have
also been named as defendants in
several additional lawsuits the
majority of which are now pending
in the United States District Court
for the Western District of
Pennsylvania alleging among other
things excessive advisory and Rule
12b1 fees
The board of the Funds has retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in these
lawsuits Federated and the Funds
and their respective counsel are
reviewing the allegations and intend
to defend this litigation Additional
lawsuits based upon similar allegations
 may be filed in the future The
potential impact of these lawsuits all
of which seek unquantified damages
attorneys fees and expenses
and future potential similar suits is
uncertain Although we do not believe
that these lawsuits will have a
material adverse effect on the Funds
there can be no assurance that these
 suits ongoing adverse publicity
andor other developments resulting
from the regulatory investigations
will not result in increased Fund
redemptions reduced sales of Fund
shares or other adverse consequences
for the Funds







Current as of  81894